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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Registration Statement of our report dated March 17, 1997, and to all references to our firm included in this Registration Statement.


                                        Arthur Andersen LLP


Atlanta, Georgia
December 23, 1997